PROMISSORY NOTE

RECITATIONS:

      Date:                September 21, 2005

      Borrower:            ProUroCare, Inc.

      Borrower's Address:  One Carlson Parkway, Suite 124
                           Plymouth, MN  55447

      Lender:              Roman Pauly and Maryjo Pauly

      Lender's's Address:  10295 Meade Lane
                           Eden Prairie, MN  55347

      Principal Amount:    100,000 USD

      Term:                Six (6) months

      Interest Rate:       Prime less 1/2% per annum

PROMISE TO PAY. ProUroCare Inc. ("borrower") promises to pay to Roman Pauly and Maryjo Pauly ("Lender") in lawful money of the United States of America, the principal amount of One Hundred Thousand & 00/100 Dollars ($100,000.00), together with interest at the rate of 6.000% per annum on the unpaid principal balance from September 21, 2005, until paid in full.

INTEREST RATE. Interest shall accrue on the unpaid principal based on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days outstanding.

PAYMENT TERMS. This Note is due and payable on March 21, 2006. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.

ACCELERATION OF REPAYMENT. If Borrower closes on a round of financing with gross proceeds greater than or equal to $1,000,000, the remaining principal balance and accrued interest thereon shall become due and payable within 15 days of such closing.

BORROWER'S PRE-PAYMENT RIGHT. Borrower reserves the right to prepay this Note in whole or in part, prior to maturity, without penalty.

SEVERABILITY. If any provision of this Note or the application thereof shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of this Note nor the application of the provision to other persons, entities or circumstances shall be affected thereby, but instead shall be enforced to the maximum extent permitted by law.

BINDING EFFECT. The covenants, obligations and conditions herein contained shall be binding on and inure to the benefit of the heirs, legal representatives, and assigns of the parties hereto.

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DESCRIPTIVE HEADINGS. The descriptive headings used herein are for convenience of reference only and they are not intended to have any effect whatsoever in determining the rights or obligations under this Note.

GOVERNING LAW. This Note shall be governed, construed and interpreted by, through and under the Laws of the State of Minnesota, USA.

Borrower is responsible for all obligations represented by this Note.

Both parties hereby agree to the terms of this agreement as stated above.



EXECUTED this 21st day of September, 2005.

ProUroCare, Inc.                                     Roman Pauly



/s/ Maurice R. Taylor II                             /s/Roman Pauly
--------------------------                           ---------------------------
Maurice R. Taylor II                                 Roman Pauly
Chairman & CEO

                                                     Maryjo Pauly



                                                     /s/Maryjo Pauly
                                                     ---------------------------
                                                     Maryjo Pauly












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